Exhibit 99.1

Connexa Shareholders Approve Transaction to Acquire Hong Kong Based Yuanyu Enterprise Management

●       A Change-in-control and Spin-Off of Slinger Bag also receives Shareholder Consent

●        The close of these transactions remains subject to Nasdaq Approval

Windsor Mills, MD, May 17, 2024 — Connexa Sports Technologies Inc. (Nasdaq: YYAI) the owner of Slinger Bag and Gameface AI announced that at its 2024 annual general meeting, held on May 15, the company’s shareholders approved the acquisition of Yuanyu Enterprise Management Co., Limited (YYEM) as well as the subsequent change-in-control, which remains subject to Nasdaq approval.

“Following our recent announcement to acquire 70% of YYEM, as a pathway to deliver enhanced value to all of our shareholders, we are grateful to our shareholders for their support of the Board of Directors in approving this transaction”, commented Mike Ballardie, CEO Connexa Sports Technologies.

“On receiving the approval of YYEM’s listing application from Nasdaq, Connexa will proceed to issue approximately 162.6 million shares of common stock to YYEM to complete the transaction, as detailed in the share exchange agreement signed by both parties. As a result, this will leave YYEM and its sole shareholder, Mr. Hongyu Zhou, with a controlling interest in Connexa. On the close of this transaction YYEM will effect, and Connexa will accept, a change-in-control of Connexa with YYEM’s operations constituting the new operations of Connexa and all Slinger Bag assets and liabilities being divested to a privately held company,” concluded Ballardie.

Press release ends

More detailed information on Connexa Sports Technologies and Slinger Bag can be found at www.connexasports.com

Connexa Sports Technologies Inc. ｜ 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 1
21244 ｜(443) 407-7564

www.Connexasports.com

About Connexa Sports Technologies:

Connexa Sports is a leading connected sports company delivering products, technologies, and Sport-as-a-Service across a range of sport verticals. Connexa’s mission is to reinvent sports through technological innovation driven by an unwavering focus on today’s sports consumer.

CNXA Contact Information:

investors@connexasports.com

www.connexasports.com

About Yuanyu Enterprise Management Co., Limited

Yuanyu Enterprise Management Co., Limited (YYEM) operates across the rapidly emerging love & marriage sector. YYEM owns numerous patents, technologies and algorithms that drive its big data and matchmaking analyses, deriving its current revenues from royalties. YYEM has multiple licensing agreements in place for non-Asia regions and, in addition, plans to open subsidiary companies in core Asia markets.

YYEM Contact Information:

info@yuanyuenterprise.com

www.yuanyuenterprise.com

Additional Information and Where to Find It

The Company’s stockholders will be able to obtain relevant documents filed with the SEC from the SEC’s website at www.sec.gov or from the Company’s website at https://www.connexasports.com/investor-relations/

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described in this press release include, among others:

●	uncertainties as to Nasdaq approval, the change of control and the share exchange agreement, including the risk that one or more of the transactions may involve unexpected costs, liabilities or delays;

Connexa Sports Technologies Inc. ｜ 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 2
21244 ｜(443) 407-7564

www.Connexasports.com

●	the risks associated with the company’s relatively low public float, which may result in the company’s common stock experiencing significant price volatility;

●	the possibility that competing transaction proposals may be made;

●	the effects that the announcement, pendency or consummation of the proposed acquisition of YYEM and the spin-off of the Slinger Bag business may have on the Company and its current or future business and on the price of the common stock;

●	the possibility that various closing conditions for acquisition of YYEM and the spin-off of the Slinger Bag business may not be satisfied or waived, or any other required consents or approvals may not be obtained within the expected timeframe, on the expected terms, or at all;

●	the effects that a termination or suspension of the acquisition of YYEM and the spin-off of the Slinger Bag business may have on the company, including the risk that the price of the common stock may decline significantly if the acquisition of YYEM and the spin-off of the Slinger Bag business is not completed;

●	uncertainties regarding the company’s focus, strategic plans and other management actions;

●	the risks associated with potential litigation related to the transactions contemplated by the acquisition of YYEM and the spin-off of the Slinger Bag business or related to any possible subsequent financing transactions or acquisitions or investments;

●	uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions;

●	and other factors, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended April 30, 2023 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements included in this report speak only as of the date each statement is made. Neither the company nor any person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Connexa Sports Technologies Inc. ｜ 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 3
21244 ｜(443) 407-7564

www.Connexasports.com